Exhibit 23.3

809 Glen Eagles Court, Suite 200 Baltimore, MD 21286 P 410.823.8000 F 410.296.4815 dhgllp.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

Banks of the Chesapeake, M.H.C. and Subsidiaries

Baltimore, Maryland

We hereby consent to the use in this Registration Statement on Form S-1 (Pre-Effective Amendment No.1) of CBM Bancorp, Inc. of our report dated March 21, 2018, relating to our audits of the consolidated financial statements of Banks of the Chesapeake, M.H.C. and Subsidiaries appearing in the Registration Statement. We also consent to the reference to our Firm under the caption “Experts” in such Registration Statement.

/s/ Dixon Hughes Goodman LLP

Baltimore, Maryland

July 13, 2018